Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Meru Networks, Inc.

Dated: February 1, 2012

TENAYA CAPITAL IV, LP			TENAYA CAPITAL IV GP, LLC
By: Its:	Tenaya Capital IV Annex GP, LLC General Partner	By:	/s/ Dave Markland
By:	/s/ Dave Markland		Dave Markland as Attorney-in-fact
Dave Markland as Attorney-in-fact
/s/ Dave Markland
TENAYA CAPITAL IV ANNEX GP, LLC			Thomas Banahan by Dave Markland as Attorney-in-fact

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact
/s/ Dave Markland
TENAYA CAPITAL IV-P, LP			Benjamin Boyer by Dave Markland as Attorney-in-fact
By:	Tenaya Capital IV GP, LP
Its:	General Partner
By:	Tenaya Capital IV GP, LLC
Its:	General Partner		/s/ Dave Markland
Stewart Gollmer by Dave Markland as Attorney-in-fact
By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL IV-C, LP
By:	Tenaya Capital IV GP, LP		/s/ Dave Markland
Its:	General Partner		Brian Melton by Dave Markland as Attorney-in-fact
By:	Tenaya Capital IV GP, LLC
Its:	General Partner		/s/ Dave Markland
Brian Paul by Dave Markland as Attorney-in-fact
By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL IV GP, LP
By:	Tenaya Capital IV GP, LLC
Its:	General Partner

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact